                               PHILADELPHIA FUND

                              EAGLE GROWTH SHARES
                                  INDIVIDUAL
          [LOGO]              RETIREMENT ACCOUNT              [LOGO]
  PHILADELPHIA FUND, INC.                            EAGLE GROWTH SHARES, INC.
    C/O STAR BANK, N.A.       ACCOUNT APPLICATION       C/O STAR BANK, N.A.
      P.O. BOX 640110                                     P.O. BOX 640115
CINCINNATI, OH  45264-0110                          CINCINNATI, OH  45264-0115



   The undersigned (hereinafter called the "Depositor") hereby establishes a (check one) [] EAGLE GROWTH SHARES, INC. [] PHILADELPHIA FUND, INC. Individual Retirement Custodial Account (hereinafter called the "Account") in accordance with the terms of the applicable Individual Retirement Custodial Account agreement, as described below, including Appendix A thereto, the terms of which are incorporated herein by reference, and certifies the accuracy of the following information in each case effective upon acceptance by STAR BANK, N.A. as Custodian of the Account.

Name of Depositor____________________________Telephone #_____________________

Address______________________________________________________________________

City_________________________________________State____________Zip____________

Social Security Number:______________________Birthdate:______________________


1. INVESTMENT

    Check appropriate type of account and fill in dollar amount of initial contribution.

______________________________________________________________________________
  |  Regular IRA         |  |     Roth IRA         |  |       Regular
__|  -----------         |__|     --------         |__|    IRA ROLLOVER
                         |                         |       ------------
                         |                         |
 $____for____ tax year   |  $____for____ tax year  |  $____(all or a portion
 (if split between two   |  (if split between two  |  of an eligible rollover
 years, indicate         |  years, indicate        |  distribution within 60
 specific amount for     |  specific amount for    |  days of receipt), per
 each year), per IRS     |  each year), per IRS    |  IRS Form 5305-A
 Form 5305-A (rev.       |  Form 5305-RA           |  (rev. January 1998).
 January 1998).          |  (January 1998).        |
                         |  Maximum $2,000 per tax |
                         |  year.                  |  Check One: This rollover
 __ Check here if        |                         |  is from a qualified plan
 Payroll deduction.      |                         |  ___(now or previously);
 Maximum $2,000 per      |                         |  a SEP-IRA___; a
 tax year.               |                         |  deductible / nondeduct-
                         |                         |  ible IRA___.
_________________________|_________________________|__________________________

______________________________________________________________________________
  |                      |  |                      |  |
__|     SEP-IRA          |__|    SIMPLE-IRA        |__|      TRANSFER
        -------          |       ----------        |       from existing
                         |                         |        Regular IRA
 Employer $____(Employer | $____, per IRS Form     |       -------------
 contribution up to the  | 5305-SA (December 1996) |
 lesser of 15% of the    |                         | $____, per IRS Form
 employee's compensation | ______________________  | 5305-A (rev. January
 or $30,000), per IRS    |      Employer Name      | 1998). (Include copy of
 Form 5305-A (rev.       |                         | transfer instructions
 January 1998).          | Do not file IRS Form    | to Current Custodian or
                         | 5304-SIMPLE or Form     | insurance company.  STAR
 _______________________ | 5305-SIMPLE with the    | BANK, N.A. will issue an
      Employer Name      | IRS or Star Bank, N.A.  | acceptance letter to the
                         | These forms are         | addressee of your
 Personal $____ for tax  | completed and retained  | transfer instructions).
 year___(if split between| by the employer.        |
 two years, indicate     |                         | Check One: This transfer
 specific amount for each|                         | is from an IRA which
 year). Maximum $2,000   |                         | houses a preexisting
 per tax year. Do not    |                         | qualified plan
 file IRS Form 5305-SEP  |                         | distribution___; a
 or 5305A-SEP with the   |                         | SEP-IRA___;a deductible/
 IRS or STAR BANK, N.A.  |                         | nondeductible IRA___.
 These forms are         |                         |
 completed and retained  |                         |
 by employer.            |                         |
_________________________|_________________________|__________________________
  |                                   |  |
__|  TRANSFER from existing           |__|      TRANSFER from existing
            Roth-IRA                  |              SIMPLE-IRA
            --------                  |              ----------
                                      |
   $____, per IRS Form 5305-RA        |      $____, per IRS Form 5305-SA
         (January 1998).              |             (December 1996).
______________________________________|_______________________________________

                    Please complete both sides of this form

2. DESIGNATION OF BENEFICIARY

   Primary Beneficiary:               [ ]Multiple or [ ]Contingent Beneficiary
                                                    (check one):

   Name:____________________________  Name:____________________________

   Social Security No.______________  Social Security No.______________

   Date of Birth____________________  Date of Birth____________________

   Address:_________________________  Address:_________________________

   Relationship_____________________  Relationship_____________________

   Allocation Percentage:___________  Allocation Percentage:___________

Complete the allocation percentage amount only if designating multiple primary beneficiaries.

3. I hereby acknowledge receipt of the current Prospectus(es) of the fund(s) and of the Disclosure Statement and Custodial Agreement provided to me with this application which sets forth the Custodian's current fees. I understand that the Individual Custodial Account Agreement Application will not become effective until accepted by the Custodian.

       Dated:_________________19____     __________________________
                                         (Signature)

       Accepted: Star Bank , N.A.
                 ----------------

       By:__________________________     Date:_____________________


4. INVESTMENT DEALER/ADVISOR (if any)

   Name and Number of Dealer__________________________________________

   Name and Number of Advisor_________________________________________

   Address____________________________________________________________

   Authorized Signature of Dealer_____________________________________


5. GENERAL INSTRUCTIONS

   Mail the following to Star Bank, N.A. at the appropriate above stated address:

 - Signed application and

 - Initial contribution check payable to STAR BANK, N.A., CUSTODIAN and/or Transfer Direction.

   Complete and sign the 5305-A, 5305-SA, or 5305-RA form and keep for your records. Do not file the 5305-A, 5305-SA, or 5305-RA with the IRS or Star Bank, N.A.

   Retain all other documentation for your records.


6. CUSTODIAL FEE SCHEDULE

   $15.00  Annual Maintenance Fee Per Account

   (Complete detail of all IRA plan fees are located under Section XIV. A. of the Disclosure Statement.)

Annual maintenance fees and disbursement fees may not be paid in advance. They are deducted from the account assets when appropriate.


This application will be maintained on file by Star Bank, N.A. You may wish to make a photocopy for your records.

                            PHILADELPHIA FUND, INC.
                           EAGLE GROWTH SHARES, INC.
                             IRA TRANSFER / DIRECT
                                 ROLLOVER FORM


COMPLETE this form to transfer funds from an existing IRA, 403(b) account or annuity, or qualified retirement plan to an

  [ ] Eagle Growth Shares, Inc. or a [ ] Philadelphia Fund, Inc. (check one)
      -------------------------          -----------------------
                         Individual Retirement Account

Part I  (To be completed by shareholder and mailed to Star Bank, N.A.)
----------------------------------------------------------------------
If you are opening a new account, enclose an EAGLE GROWTH SHARES, INC. / Philadelphia Fund, Inc. IRA application.

Present Custodian/Trustee/Carrier_________________________Phone_____________

Mutual Fund(if applicable)________________________________Acct.#____________

Address_____________________________________________________________________
                   Street             City             State        Zip Code


To whom it may concern:

I have established an IRA account under the EAGLE GROWTH SHARES, INC. / Philadelphia Fund, Inc. Individual Retirement Plan. Please transfer the assets (cash only) indicated below to Star Bank, N.A. as custodian.

 [ ] All Assets    [ ] $____________only    [ ] At maturity date of__________

                   [ ] Immediately (I am aware of any penalties which may
                       occur.)

TO:  STAR BANK, N.A.
     ---------------
The assets received are to be invested in [check one only]

[ ] My new EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. regular IRA account (IRA application enclosed)

[ ] My new EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. SIMPLE IRA account (IRA application enclosed)

[ ] My new EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. Roth IRA account
    (IRA application enclosed)

[ ] My existing EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. regular IRA
    Account No.___________________

[ ] My existing EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. SIMPLE IRA
    Account No.___________________

[ ] My existing EAGLE GROWTH SHARES, INC./Philadelphia Fund, Inc. Roth IRA
    Account No.___________________

 _______________________________________________    ________________________
 Investor's Name                                    Daytime Phone

 ___________________________________________________________________________
   Street                   City                 State              Zip Code



Investor's Signature ______________________________________________________
   Important: Your resigning trustee or custodian may require your signature to be guaranteed. Call them for requirements.

Signature Guarantor: ____________________________    _______________________
                     Name of Bank                    Signature of Officer &
                                                     Title

                    Please complete both sides of this form


Part II (To be completed by present custodian or employer)
----------------------------------------------------------


Complete only if the individual has reached his/her required beginning date - April 1 following his/her 70 1/2 year.

Present Custodian/Trustee/Carrier or Employer:

If the individual has reached his/her required beginning date, please complete the following information regarding his/her minimum distribution election of payment.


Life expectancy election of individual:  [ ] Single Life [ ] Joint Life
                                             Expectancy      Expectancy

Life expectancy of Individual:           [ ] is          [ ] is not being
                                                             recalculated

_________________________________   ____/____/____  [ ] Spouse   [ ] Nonspouse
Name of Designated Beneficiary      Date of Birth


If Spouse beneficiary, life expectancy [ ] is   [ ] is not being recalculated

------------------------------------------------------------------------------

Part III  (Acceptance by Star Bank, N.A.)
-----------------------------------------

To the above named Custodian/Trustee/Carrier:

STAR BANK, N.A. accepts the transfer described in Part I, above. Please forward a check, as directed by the investor, payable to the appropriate fund (Philadelphia Fund or Eagle Growth Shares):

FBO________________________________________________________________________
                       (Please print or type full name)

Account No._______________________(Please include this number on your check.)

Mail check and accompanying documents, if any, to:


            EAGLE GROWTH SHARES, INC.       PHILADELPHIA FUND, INC.
            C/O STAR BANK, N.A.             C/O STAR BANK, N.A.
            P.O. BOX 640115             or  P.O. BOX 640110
            CINCINNATI, OH  45264-0115      CINCINNATI, OH 45264-0110


Star Bank, N.A.
---------------
Authorized Signature________________________________ Title___________________

Phone_______________________________________________ Date____________________

                           EAGLE GROWTH SHARES, INC.
                            PHILADELPHIA FUND, INC.
                         INDIVIDUAL RETIREMENT ACCOUNT
                             DISCLOSURE STATEMENT
                          --------------------------


 I. INTRODUCTION
    ------------

  This Disclosure Statement is distributed to you in accordance with Internal Revenue Service regulations and is intended to provide a concise explanation of the rules applicable to your individual retirement account (IRA). WE URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY. Due to the unfavorable tax consequences which may result from the improper establishment of an IRA, you may wish to confer with your attorney or other qualified tax adviser if you would like specific advice regarding your IRA. In addition, further information can be obtained from any district office of the Internal Revenue Service.

  There have been several changes to the rules governing IRAs enacted by the Congress in recent years. The following is a general discussion of the statutory requirements and tax rules governing IRAs for 1997 and beyond. Additional information can be found in I.R.S. Publication 590, "Individual Retirement Arrangements."

  The Taxpayer Relief Act of 1997, which was signed by the President on August 5, 1997, introduced a new form of individual retirement account: the Roth IRA. Starting in 1998, any individual whose adjusted gross income does not exceed a certain level may make contributions to a Roth IRA of up to $2,000 or his or her compensation for the year, whichever is less. Although contributions to Roth IRAs are never tax deductible, if certain holding requirements are satisfied, neither the contributions nor the earnings on the contributions will be taxed when distributed from the Roth IRA. Roth IRAs are discussed in detail in Section IX, below.


 II. REVOCATION PROCEDURE.
     ---------------------

  You may revoke your IRA at any time within seven (7) days after the later of the date you receive this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check with which you opened your IRA. If you should choose to revoke, the entire amount of your contribution will be refunded without adjustment for administrative expenses or any other amount.

  In order to revoke your IRA, you must mail or deliver a written notice of revocation to: Philadelphia Fund, Inc., c/o Star Bank, N.A., P.O. Box 640110, Cincinnati, OH 45264-0110, or Eagle Growth Fund, Inc., c/o Star Bank, N.A., P.O. Box 640115, Cincinnati, OH 45264-0115. If mailed, the revocation notice shall be considered mailed on the date of postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. While oral revocations are not accepted, you may contact Baxter Financial Corporation at 1-800-749-9933 if you have any questions with respect to this procedure.


 III. INDIVIDUAL RETIREMENT ACCOUNT REQUIREMENTS.
      -------------------------------------------

  An Individual Retirement Account is a trust created or organized in the United States for the exclusive benefit of an individual or his or her beneficiaries. The written instrument creating the trust must satisfy the following requirements:

  1. Except in the case of rollover contributions or contributions to a spousal IRA (explained below), contributions must be in cash and may not exceed $2,000 on behalf of any individual for the taxable year;

  2. The trustee must be a bank or such other person as approved by the Secretary of the Treasury;

  3. No part of the trust funds may be invested in life insurance contracts;

  4. The interest of an individual in an IRA must be nonforfeitable;

  5. The assets of the trust may not be commingled with other property except in a common trust fund or common investment fund; and

  6. The entire interest of an individual in an IRA must be distributed in accordance with certain rules (explained below).

  Your Eagle Growth Shares, Inc. -- Philadelphia Fund, Inc. IRA is a custodial account which is treated as a trust for these purposes.


 IV. ELIGIBILITY
     -----------

  You are eligible to make annual contributions to an IRA for any year in which you work and receive compensation for such work, provided that you have not attained age 70-1/2 in the year in question. If eligible, both a husband and wife may each have their own separate IRA. Starting in 1997, however, even a "non-working" spouse will be permitted to establish an IRA for himself or herself under certain conditions (see Section V, below). Even if you are not eligible to make annual contributions, you may, if you meet certain requirements, establish an IRA for the purpose of transferring assets to it from another individual retirement account, individual retirement annuity or a qualified retirement plan maintained by your employer.

  "Compensation" includes wages, salaries, professional fees, and other amounts received for personal services, including such items as commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses. Compensation also includes earned income of a self-employed person and any amount includable in an individual's income as alimony or separate maintenance payments. Compensation does not include amounts derived from or received as earnings or profits from property, such as interest, dividends and rent, or any amount not includable in gross income.

  You may have an IRA whether or not you are covered by Social Security or are a participant in any other retirement plan. However, if you or your spouse are an active participant in another retirement plan, the amount of your annual contribution which is tax deductible may be reduced. Please refer to
Section V for assistance in determining the tax deductible amount of your annual contribution.


 V. ANNUAL CONTRIBUTIONS
    --------------------

    Note: THE DISCUSSION IN THIS SECTION V PERTAINS EXCLUSIVELY TO ----- IRAs OTHER THAN ROTH IRAs. SEE SECTION IX, BELOW, FOR A
           DISCUSSION OF THE CONTRIBUTION RULES FOR ROTH IRAs.

  A. Deductible Contributions
     ------------------------

  You may make an annual contribution to your IRA up to a maximum of $2,000 or 100% of your compensation, whichever is less, less the amount (if any) contributed to a Roth IRA. If you are not an "active participant" in an employer maintained retirement plan at any time during the year, the entire amount of your contribution will be tax deductible. If you are an active participant in an employer maintained retirement plan, but you have adjusted gross income (AGI) below the "applicable dollar amount" your entire contribution will be tax deductible. However, if you are an active participant and your AGI is above the applicable dollar amount, the amount of your contribution which is tax deductible may be reduced or eliminated.

  In order to be deductible for a taxable year, annual contributions must be made not later than the due date (without regard to extensions) of your tax return for the year for which the deduction is claimed. Annual contributions may be made in one or more payments, by check or money order payable to Star Bank, N.A., Custodian. The minimum payment which may be made is the minimum amount required for investment in the fund shares which you select for investment of your contributions. The money earned on your investment will be automatically reinvested in the fund shares on which the money was earned, and is not taxable to you until the year in which you actually receive it.

  You are an "active participant" for a year if you are covered by any of the following retirement plans:

       * A qualified plan described in Section 401(a) of the Internal Revenue Code (hereinafter the "Code");

       * An annuity plan described in Section 403(a) of the Code;

       * A plan established for its employees by the United States, by a state or local government or by an agency or instrumentality thereof (other than an eligible deferred compensation plan as defined in Section 457(b) of the Code);

       * An annuity contract or custodial account described in Section 403(b) of the Code;

       * A simplified employee pension (SEP) described in Section 408(k) of the Code;

       * A trust described in Section 501(c)(18) of the Code; and

       * Starting in 1997, a simple retirement account (SIMPLE) described in
         Section 408(p) of the Code.

  You are covered by a retirement plan for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. You are an active participant for a year even if you are not yet vested in your retirement benefit. Also, if you make required contributions or voluntary employee contributions to a retirement plan, you are an active participant. In certain plans, you may be an active participant even if you were only with the employer for part of the year.

  You are not considered an active participant if you are covered by a plan only because of your service as (1) an Armed Forces Reservist, for less than 90 days of active service; or (2) a volunteer fire fighter covered for fire fighting service by a government plan. Of course, if you are covered in any other plan, these exceptions do not apply.

  If you would like specific advice as to whether you are an active participant in a retirement plan, you should consult with your attorney or other qualified tax advisor.

  If you are married and file a joint tax return and either you or your spouse are an active participant, you must calculate your combined adjusted gross income (AGI) for the year to determine whether your IRA contribution will be deductible. Your tax return will show you how to calculate your AGI for this purpose. If you are at or below a certain AGI level, called the "Threshold Level," you are treated as if you were not an active participant and can make a deductible contribution under the same rules as a person who is not an active participant. The Threshold Levels for married persons filing a joint tax return for 1997 and subsequent years are as follows:

            Taxable Year                      AGI Threshold Level
            ------------                      -------------------
                1997                                 $40,000
                1998                                 $50,000
                1999                                 $51,000
                2000                                 $52,000
                2001                                 $53,000
                2002                                 $54,000
                2003                                 $60,000
                2004                                 $65,000
                2005                                 $70,000
                2006                                 $75,000
                2007 and thereafter                  $80,000

However, starting in 1998, if a married couple files a joint income tax return and if one spouse is an active participant in a retirement plan but the other spouse is not, the amount of the IRA contribution made by the spouse who is not an active participant will not be limited provided the couple's combined AGI is not more than $150,000.

  If you are single and you are an active participant, your AGI Threshold Levels for 1997 and subsequent years are as follows:

            Taxable Year                      AGI Threshold Level
            ------------                      -------------------
                1997                                 $25,000
                1998                                 $30,000
                1999                                 $31,000
                2000                                 $32,000
                2001                                 $33,000
                2002                                 $34,000
                2003                                 $40,000
                2004                                 $45,000
                2005 and thereafter                  $50,000

  If you are married but file a separate tax return and you or your spouse are an active participant in a retirement plan, the Threshold Level is $0. (However, if you and your spouse file separate tax returns and live apart at all times during the year, you will be treated as a single individual for purposes of the "active participation" rules.)

  If your AGI is less than $10,000 above your Threshold Level ($20,000 in the case of a joint tax return, starting in 2007), you will still be able to make a deductible contribution, but it will be limited in amount. The amount by which your AGI exceeds your Threshold Level (AGI minus Threshold Level) is called your Excess AGI. The maximum allowable deduction is $2,000. You may calculate your deduction limit by using the following formula:

           $10,000 - Excess AGI x Maximum Allowable = Deduction
           ---------------------       Deduction        Limit
                 $10,000

  You must round up the result to the next highest $10 level (the next highest number which ends in 0). For example, if the result is $1,525, you must round it up to $1,530. If the final result is below $200 but above $0, your deduction limit is $200. Your deduction limit cannot, in any event, exceed 100% of your compensation.

  The following examples illustrate the above formula.

  EXAMPLE ONE: Bob, a single individual, is an active participant in his employer's retirement plan and has AGI of $28,000. Bob has contributed $2,000 to his IRA for 1997. Bob will calculate the deductible portion of his IRA contribution as follows:

  1. Bob must first determine the amount of his Excess AGI. Excess AGI is equal to AGI minus Threshold Level. Since Bob is a single individual his Threshold Level is $25,000. Thus, his Excess AGI is $3,000 ($28,000 - $25,000).

  2. Bob will now determine his deduction limit as follows:

                      $10,000 - $3,000
                      ---------------- x $2,000 = $1,400
                           $10,000

  EXAMPLE TWO: For 1998, Bob's AGI is $32,000, he is still an active participant in his employer's retirement plan, and he contributes $2,000 to his IRA. Bob will calculate the deductible portion of his IRA contribution as follows:

  1. Bob's Excess AGI is $2,000 ($32,000 - $30,000).

  2. Bob's deduction limit is $1,600, determined as follows:

                     $10,000 - $2,000
                     ---------------- x  $2,000  =  $1,600
                          $10,000

  EXAMPLE THREE: John and Mary are a married couple who file a joint income tax return and have a combined AGI of $45,000 for 1997. John is not covered by any other retirement plan. Mary is an active participant in her employer's retirement plan. John and Mary have each contributed $2,000 to their separate IRAs. John and Mary will calculate the deductible portion of their IRA contributions as follows:

  1. John and Mary must first determine the amount of their Excess AGI. Since they are a married couple filing a joint return their Threshold Level is $40,000. Thus, their Excess AGI is $5,000 ($45,000 - $40,000).

  2. John and Mary will each determine their individual deduction limit as follows:
                      $10,000 - $5,000
                      ---------------- x $2,000 = $1,000
                           $10,000

  EXAMPLE FOUR: For 1998, John and Mary file a joint income tax return and have a combined AGI of $52,000. John is not covered by any other retirement plan, and Mary is still an active participant in her employer's retirement plan. John and Mary each contributes $2,000 to a separate IRA. John and Mary must calculate the deductible portions of their IRA contributions separately.

  1. Because their combined AGI is not more than $150,000, the fact that Mary is an active participant in her employer's retirement plan has no effect on John's IRA contribution. Therefore, John may deduct his contribution of $2,000 in full.

  2. The portion of Mary's contribution which is deductible is $1,600, determined as follows:

                      $10,000 - $2,000
                      ----------------  x  $2,000  =  $1,600
                            $10,000

  B. Non-Deductible Contributions
     ----------------------------

  Even if your deduction limit is less than $2,000, you may still contribute to an IRA up to the lesser of 100% of your compensation or $2,000. The amount of your contribution which is not deductible will be a treated as a nondeductible contribution to your IRA. You may also choose to treat a contribution as nondeductible even if you could have deducted part or all of the contribution. Interest or other earnings on your IRA contribution, whether from deductible or nondeductible contributions, will not be taxed until distributed to you from the IRA.

  You may make your IRA contribution at any time during the year, without having to designate at such time how much of your contribution will be deductible. When you complete your tax return, you must then determine how much of your contribution is deductible. If you determine that all or a portion of your contribution is nondeductible, you must report such amount to the IRS as part of your tax return for the year. If you overstate the amount of the nondeductible contribution, you may be liable for a Federal tax penalty of $100 per overstatement.

  C. Spousal IRA Contributions
     -------------------------

  Starting in 1997, most spouses will be able to establish and contribute to their own IRAs, even if they do not have compensation. If you and your spouse file a joint income tax return, you may each be able to contribute up to $2,000 to your separate IRAs, even if one of you has less than $2,000 in compensation for the year. The spouse with the least compensation will be able to make an IRA contribution equal to the lesser of the following amounts:

            * $2,000, or

            * the sum of both spouses' compensation for the year, minus the portion of the other spouse's IRA contribution for the year (if any) that is deductible for tax purposes.

  D. Excess Contributions
     --------------------

  If you make a contribution to your IRA in excess of the applicable deductible and nondeductible limits, such amount is an "excess contribution." A nondeductible excise tax is imposed upon you equal to 6% of such excess contribution for the year in which the excess contribution is made, and also for each following year until it is eliminated. However, the amount of the tax for any year cannot exceed 6% of the value of your IRA as of the close of the tax year.

  You may avoid the imposition of such 6% tax if you withdraw any excess contributions from your IRA before the date for filing your federal tax return for the year for which the excess contribution is made. The earnings attributable to the excess contribution must also be withdrawn and must be included in your gross income in the year for which the excess contribution was made. A timely withdrawal of the excess contributions will permit you to avoid not only the 6% excise tax but also the 10% penalty tax on premature distributions. A withdrawal of an excess contribution after the tax return filing date will avoid the 10% penalty tax on premature distributions, provided that the total contribution for the year did not exceed the maximum amount which you are allowed to contribute for 1997 and later years, and no deduction was allowed for the excess contribution.

  As an alternative to withdrawing such excess contribution, you may eliminate such excess by reducing your future annual contributions below the maximum allowable amount. However, you will continue to be subject to the 6% excise tax until the excess contribution is completely eliminated.

  E. SEP-IRA Contributions
     ---------------------

  If your IRA is part of a Simplified Employee Pension (SEP-IRA) established by your employer, then the maximum amount which may be contributed on your behalf may be greater than those described previously. Your employer would be permitted to contribute to your IRA the lesser of 15% of your compensation for the year or $30,000.00. In addition, your employer may establish a type of SEP-IRA which would allow you to make elective contributions to your IRA of up to $7,000 in each calendar year (subject to cost-of-living adjustments for years after 1987), subject to the same 15% and $30,000 limits; however, this type of SEP-IRA may not be established after 1996.

  Amounts contributed to a SEP-IRA within the above limits are excluded from your income for Federal income tax purposes. Amounts distributed to you from the SEP-IRA are taxed in the same manner as distributions from other IRAs.

  If you (or your spouse) are a participant in a SEP-IRA, the amount of your regular IRA contributions which is tax deductible may be reduced or eliminated. (See Section V.A., above).

  If you are a participant in a SEP-IRA your employer is required to give you a copy of the SEP-IRA documents and certain explanatory materials concerning SEP-IRAs, and to inform you each year of the amounts (if any) contributed on your behalf. The specific tax rules and limitations governing SEP-IRAs are described in the Internal Revenue Service Model SEP-IRA documents: Form 5305-SEP ("Simplified Employee Pension-Individual Retirement Accounts Contribution Agreement") (Rev. January 1997); and Form 5305A-SEP ("Salary Reduction and Other Elective Simplified Employee Pension-Individual Retirement Accounts Contribution Agreement") (Rev. April 1996).

  F. SIMPLE Retirement Account Contributions.
     ----------------------------------------

  A SIMPLE Retirement Account ("SIMPLE-IRA") is a type of IRA established under a salary deferral plan that can be established by an employer with 100 or fewer employees. Each eligible employee selects a percentage of his or her salary to contribute to the SIMPLE-IRA pursuant to the plan. The amount is automatically deducted from the employee's paycheck and deposited into his or her SIMPLE-IRA.

  An employee may defer up to 100% of his or her salary to a SIMPLE-IRA, up to $6,000 in any year. (This limit will be adjusted in future years to reflect cost-of-living adjustments, in increments of $500.) All employees who have had at least two years of service during which they earned at least $5,000, and who are expected to earn at least $5,000 in the current year, must be permitted to participate in the employer's SIMPLE-IRA plan, although the employer may establish more liberal eligibility requirements. The employer must make dollar-for-dollar matching contributions for each eligible employee of up to 3% of the employee's compensation for the year. (This matching contribution requirement may be reduced below 3% in any two out of five years, but may not be reduced below 1%.) Alternatively, the employer must make a nonelective contribution of 2% of compensation for each eligible employee who have earned at least $5,000 in compensation for the current year, whether or not the employee makes salary deferral contributions.

  If you are eligible to participate in a SIMPLE-IRA plan, your employer is required to give you notice of your right to participate and certain other information concerning the plan.


 VI. ROLLOVER CONTRIBUTIONS
     ----------------------

     Note: THE DISCUSSION IN THIS SECTION V PERTAINS EXCLUSIVELY TO IRAs ----- OTHER THAN ROTH IRAs. SEE SECTION IX, BELOW, FOR A DISCUSSION
            OF THE ROLLOVER RULES FOR ROTH IRAs.

  A rollover is a tax-free movement of cash or other assets from one retirement program to another. There are two types of rollover contributions to an IRA. The first type involves a distribution of assets from one IRA followed by a contribution of those assets to another IRA. For purposes of this Section VI the term "IRA" includes individual retirement accounts, individual retirement annuities and individual retirement bonds. The second type involves the distribution of assets from a tax-sheltered annuity or custodial account or from a qualified retirement plan and contribution of those assets to an IRA. For purposes of this Section VI, a qualified retirement plan is a qualified pension, profit-sharing, stock bonus, or annuity plan maintained by your employer.

  A rollover contribution is neither includible in your income nor deductible. Unlike annual contributions, rollover contributions are not subject to the yearly $2,000 or 100% of compensation limitation. A rollover contribution will be held in a separate IRA established on your behalf known as a "Rollover Account."

  A. IRA to IRA Rollover
     -------------------

  In order to qualify for tax-free treatment you must make a rollover contribution to a second IRA within 60 days after you receive the distribution from the first IRA. In addition, if the assets distributed from your IRA are property other than cash, the identical property must be contributed to your new IRA in order to qualify as a rollover contribution. Amounts not rolled over within the 60 day period do not qualify for tax-free rollover treatment and must be treated as a taxable distribution. Amounts not rolled over may also be subject to the 10% penalty tax on premature distributions.

  An IRA may only be rolled over once each year. The one-year period begins on the date that you receive the IRA distribution and not on the date it is rolled over into another IRA. A rollover contribution should not be confused with a transfer of your IRA assets from one IRA custodian or trustee to another IRA custodian or trustee. The direct transfer of assets from one trustee (or custodian) to another is not considered to be a rollover and, consequently, is not affected by the limitation of one rollover each year.

  In order to qualify for tax-free treatment, it is not necessary to roll over the entire amount of the distribution which you receive. It is permissible for you to roll over a portion of the distribution and to keep the remainder. However, the amount you retain will be taxed in the year of receipt. In addition, the amount retained may be subject to the 10% tax on premature distributions.

  B. Retirement Plan to IRA Rollover
     -------------------------------

  You will be eligible for tax-free rollover treatment when you receive an "Eligible Rollover Distribution" from an employer-sponsored tax-qualified retirement plan or tax-sheltered annuity or custodial account. Any distribution from an employer-sponsored tax-qualified retirement plan or tax-sheltered annuity or custodial account will qualify as an Eligible Rollover Distribution unless it is one of the following:

     * A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or for a specified period of ten years or more.

     * The portion of a distribution representing the minimum annual distribution required after an employee attains age 70 1/2 or dies.

     * The non-taxable portion of a distribution representing after-tax contributions to the plan.

     * Certain corrective distributions of elective deferrals, after-tax contributions and matching contributions.

  If an Eligible Rollover Distribution is paid to you, it will be subject to mandatory 20% federal income tax withholding. You cannot elect to waive this withholding tax, even if you intend to take advantage of tax-free rollover treatment. If cash is available from some other source equal to the amount withheld and you transfer that amount plus the net amount of the distribution to your IRA within 60 days of the distribution, no portion of the Eligible Rollover Distribution will be taxable to you. You may be entitled to a full refund of the 20% withheld, depending upon your overall tax situation for the year. If you rollover only the net amount of the distribution, you will be taxed on the 20% withheld, and may be subject to a 10% additional tax if you are younger than age 59 1/2 (see Section VIII.B., below).

  However, the 20% withholding can be avoided by making a "Direct Rollover" to your IRA. A Direct Rollover is a direct payment by the distributing tax-qualified retirement plan or tax-sheltered annuity or custodial account to your IRA rather than to you. If your Eligible Rollover Distribution is at least $200, you must be given the option to make a Direct Rollover of your Eligible Rollover Distribution to your IRA.

  The rules in this Section B also apply to distributions to a surviving spouse who is a beneficiary of a deceased participant. These rules also apply to distributions to a spouse or former spouse who is an alternate payee with respect to a participant's benefits under a qualified domestic relations order.

 VII. DISTRIBUTIONS
      -------------

  Note: THE DISCUSSION IN THIS SECTION V PERTAINS EXCLUSIVELY TO IRAs OTHER ----- THAN ROTH IRAs. SEE SECTION IX, BELOW, FOR A DISCUSSION OF THE
         DISTRIBUTION RULES FOR ROTH IRAs.

  Your IRA is intended to provide a source of income to you upon attainment of age 59-1/2 or if you become disabled. Distributions, other than amounts rolled over into another IRA or qualified plan or amounts that represent nondeductible employee contributions, are taxed as ordinary income in the year received by you. With certain exceptions, distributions which occur prior to age 59-1/2 will be subject to a 10% additional tax on the amount of the premature distribution. Please refer to Section VIII for a discussion of the distributions occurring prior to age 59-1/2 which are not subject to the 10% tax.

  While distributions from your IRA may commence without penalty at any time after you attain age 59-1/2, such distributions MUST commence on or before the first day of April of the year following the year in which you attain age 70-1/2 (your "Required Beginning Date"). Distributions must be paid to you in accordance with one of the following methods:

   (i) A single lump sum payment; or

  (ii) Substantially equal monthly, quarterly or annual payments over your life (or the lives of you and your beneficiary) or over a period certain not extending beyond your life expectancy (or the joint and last survivor life expectancy of you and your designated beneficiary).

  Notwithstanding that distributions may have commenced pursuant to option
(ii) above, you may receive a distribution of the balance in your IRA at any time. If you elect to have your IRA distributed in other than a single payment, the amount to be distributed each year must be at least equal to the amount determined by dividing the entire amount of your IRA by your life expectancy or by the joint and last survivor expectancy of you and your designated beneficiary.

  To enforce these requirements, the Code imposes an excise tax on you of 50% of the amount, if any, by which the amount distributed to you in a year fails to equal the minimum distribution necessary under these requirements. If the failure to make the minimum distribution by the specified deadline is due to reasonable cause and you are taking action to remedy the error, the IRS may waive the tax in its discretion.

  At the time that you establish your IRA you have the right to select a beneficiary who will be entitled to receive the balance in your IRA if you should die prior to the complete distribution of your IRA. You have the right, prior to the complete distribution of your IRA, to change your designation of beneficiary. If you fail to properly designate a beneficiary, your estate shall be treated as your designated beneficiary. If your surviving spouse is your designated beneficiary, he or she may elect to treat the IRA as his or her own for purposes of the minimum distribution rules described in this Section.

  If you should die after your Required Beginning Date, the remaining portion of your IRA generally must be distributed at least as rapidly as under the method of distribution being used prior to your death. If you should die before your Required Beginning Date, your entire interest in your IRA generally must be distributed to your designated beneficiary(ies) within five
(5) years after your death. Similarly, if your surviving spouse is beneficiary of your IRA and elects to treat the IRA as his or her own, but dies before receiving the entire amount payable to him or her from your IRA, the remaining amount generally must be distributed to your spouse's beneficiaries within five (5) years after your spouse's death.

  To the extent that assets held in your IRA are used to purchase an endowment contract, you will be treated as having made a rollover contribution.
However, to the extent that the assets are used to purchase life insurance protection, you will be treated as having received a distribution and you must include this amount in your gross income for the year it is deemed received.


 VIII. TAX TREATMENT OF DISTRIBUTION
       -----------------------------

  Note: THE DISCUSSION IN THIS SECTION V PERTAINS EXCLUSIVELY TO IRAs OTHER ----- THAN ROTH IRAs. SEE SECTION IX, BELOW, FOR A DISCUSSION OF THE TAX
         RULES APPLICABLE TO DISTRIBUTIONS FROM ROTH IRAs.

  A. Income Tax
     ----------

  As a general rule, distributions from your IRA are taxable to you as ordinary income in the year received by you. However, if nondeductible contributions have been made to your IRA, the portion of your IRA distribution consisting of nondeductible contributions will not be taxed again when received by you. If you make any nondeductible IRA contributions, each distribution from your IRA will consist of a nontaxable portion (return of nondeductible contributions, if any) and a taxable portion (return of deductible contributions, if any, and all earnings). Thus, you may not take a distribution which is entirely tax-free.

  The following formula is used to determine the nontaxable portion of your distributions for a tax year:

Nondeductible Contributions x Total Distributions = Non Taxable Distributions
---------------------------      (for the year)           (for the year)
   Year-end IRA Balance


  Your year-end IRA balance for this purpose is the fair market value of all the IRAs that you maintain, other than Roth IRAs. This includes all regular IRAs, as well as simplified employee pensions (SEP) IRAs, and rollover IRAs. You must also add back the sum of distributions taken during the year, if any.

  The following example illustrates how you will determine the nontaxable portion of your distributions for a taxable year.

  Example:  Betty has made the following contributions to her IRA:
  -------
                YEAR          DEDUCTIBLE          NONDEDUCTIBLE
                ----          ----------          -------------
                1994            $2,000                   $0
                1995            $2,000                   $0
                1996            $2,000                   $0
                1997            $1,000               $1,000
                1998                $0               $2,000
                                ------               ------
                                $7,000               $3,000

  During 1999, Betty receives a $1,000 distribution from her IRA. On December 31, 1999 the total value of Betty's IRA is $11,000. The nontaxable portion of the distribution she received during 1999 is determined as follows:

                        $3,000
                  ------------------    x 1,000 = $250
                   11,000  +  1,000

  A single lump sum distribution from your IRA is not entitled to ten-year averaging, five-year averaging or capital gains treatment accorded some lump sum distributions from qualified employer plans.

  B. Early Withdrawal Tax
     --------------------

  In general, distributions from your IRA which occur prior to you attaining age 59-1/2 will be subject to adverse tax consequences. Not only will such distributions be fully taxable to you as ordinary income, but an additional tax equal to 10% of the taxable portion of such distributions will also be imposed. If the distribution is from a SIMPLE-IRA within two years from the date the employee first participated in his or her employer's SIMPLE-IRA plan (See Section V.F., above), the additional tax is 25% of the distribution. Distributions under any of the following circumstances, however, will not be subject to the 10% or 25% additional tax, even if the recipient is younger than age 59-1/2:

     * distributions rolled over to another IRA;

     * excess contributions returned in accordance with Section V.D., above;

     * distributions on account of your death or disability (you are considered disabled for this purpose if you are unable to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration);

     * distributions in the form of substantially equal periodic payments over your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary;

     * distributions up to the amount paid during the year for medical care for the recipient, the recipient's spouse, or the recipient's dependents, to the extent such amount exceeds 7.5% of the recipient's adjusted gross income for the year;

     * distributions to the recipient after separation from employment for the payment of health insurance premiums, provided (i) the recipient has received unemployment compensation for 12 consecutive weeks under federal or state law, (ii) the distributions are made during the year in which the unemployment compensation was paid or the next year, and
       (iii) the distributions are not made after the recipient has been reemployed for 60 days after his or her initial separation from employment;

     * after 1997, distributions to the recipient to the extent that they do not exceed the qualified higher education expenses of the recipient, or the recipient's spouse, child or grandchild for the year distributed;

       "qualified higher education expenses" include tuition, fees, books, supplies, and
                                      10

       equipment required for the enrollment or attendance at a post-secondary educational institution, less other forms of educational assistance received by the student which are not taxable (such as certain scholarships); and

     * after 1997, any distribution to the recipient that is used within 120 days of receipt to pay the costs of acquiring, constructing, or reconstructing a principal residence of the recipient, or the recipient's spouse, child, grandchild or ancestor of the recipient or the recipient's spouse, and if that individual (and his or her spouse, if married) had not been a homeowner within the two-year period ending on the date the principal residence is acquired, or the construction or reconstruction commences; distributions subject to this exception to the 10% additional tax are subject to a lifetime limit of $10,000.

  C. Gift Tax
     --------

  Your designation of a beneficiary or election of a form of distribution for your IRA will not result in a "gift" for Federal Gift Tax purposes.

  D. Estate Tax
     ----------

  Any amounts remaining in your IRA after your death will be included in your gross estate and may be subject to Federal Estate Tax unless amounts are payable to your surviving spouse.

 IX. ROTH IRAs
     ---------

  NOTE: CONTRIBUTIONS TO ROTH IRAs MAY NOT BE MADE FOR YEARS PRIOR TO 1998.

  A Roth IRA is an IRA which must be designated as a Roth IRA at the time it is established. You will satisfy this requirement by completing the forms for establishment of a Eagle Growth Shares, Inc. -- Philadelphia Fund, Inc. Roth IRA made available with this Disclosure Statement.

 You may establish a Roth IRA either as a regular Roth IRA (see Section IX.A., a below) or a Roth Conversion IRA for the purpose of accepting IRA Conversion Contributions (See Section IX.B., below). If you establish your Roth IRA as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions may be made to your Roth IRA during the same year.

  A. Annual Contributions
     --------------------

  Contributions to a Roth IRA are not tax deductible under any circumstances. However, a Roth IRA can serve as a superb savings vehicle for individuals because the earnings on those contributions will never be subject to federal income tax if certain holding period requirements are satisfied. (See Section IX.C., below.)

  Contributions to a Roth IRA for a year must be made by the due date of the individual's federal income tax return for the year, not counting filing extensions.

  Any individual who has adjusted gross income (AGI) for a year that does not exceed a certain level may make a contribution to a Roth IRA of up to $2,000 or the individual's compensation for the year, whichever is less, including individuals who are older than 70-1/2 and individuals who are active participants in an employer-sponsored retirement plan.

  If an individual and his or her spouse file a joint federal income tax return for the year, and the spouse has compensation for the year, the individual may make a contribution to a Roth IRA even if he or she has little or no compensation for the year. In this situation, the spouse with the least compensation may make a contribution to a Roth IRA for the year equal to the lesser of the following amounts:

     * $2,000; or

     * the sum of both spouses' compensation for the year, minus the other spouse's contribution to a Roth IRA for the year.

  For a married individual filing a joint tax return with his or her spouse for a year, the maximum contribution to a Roth IRA for the year is $2,000, provided the total AGI reported on the couple's tax return does not exceed $150,000. If the couple's AGI is greater than $150,000 but less than $160,000, the maximum contribution is reduced on a pro rata basis. If the couple's AGI is $160,000 or more, neither spouse may make a contribution to a Roth IRA.

  A married individual filing a separate tax return from his or her spouse for a year may make a full $2,000 contribution to a Roth IRA only if he or she has no AGI for a year. If the individual's AGI is greater than $0 but less than $15,000, the maximum contribution is reduced on a pro rata basis. No contribution is permitted if the individual's AGI is $15,000 or more.

  Any unmarried individual may make a full $2,000 contribution to a Roth IRA for a year if his or her AGI does not exceed $95,000 for the year. Again, the maximum contribution is reduced on a pro rata basis if the individual's AGI is greater than $95,000 but less than $110,000, and no contribution is permitted if the individual's AGI is $110,000 or more.

  EXAMPLE ONE: For 1998, John and Mary file a joint income tax return and have a combined AGI of $154,000. John and Mary may each make a contribution of $1,200 to a Roth IRA for 1998, computed as follows:

                  $160,000 - $154,000
                  ------------------- x  $2,000  =  $1,200
                        $10,000

  EXAMPLE TWO: Dave is unmarried and has AGI of $98,000 for 1998. Dave may make a contribution of $1,600 to a Roth IRA for 1998, computed as follows:

                  $110,000 - $98,000
                  ------------------- x  $2,000  =  $1,600
                        $15,000

  The maximum amount which an individual may contribute to a Roth IRA for a year is reduced by the amount which he or she has contributed to a non-Roth IRA for the year (other than rollover contributions to the non-Roth IRA for the year).

  An individual who is not eligible to make the maximum contribution to a Roth IRA for a year because of his or her AGI level may be able to make a nondeductible contribution to a non-Roth IRA for the year, provided he or she satisfies the eligibility requirements for contributions to a non-Roth IRA.

  B. Rollover Contributions
     ----------------------

   1. ROTH IRA TO ROTH IRA ROLLOVER If amounts are withdrawn from a Roth IRA, in order to avoid any potential taxes on the amounts withdrawn, and to preserve the tax-free treatment of future earnings on those amounts, they must be contributed to another Roth IRA within 60 days after you receive the distribution from the first Roth IRA. (While you do not have to make a rollover contribution of the total amount withdrawn from the first Roth IRA, any portion which you do not rollover to a new Roth IRA may be subject to taxes and future earnings on that portion will not be sheltered from income tax.)

  In addition, if the assets distributed from your Roth IRA are property other than cash, the identical property must be contributed to your new Roth IRA in order to qualify as a rollover contribution.

  An individual may engage in only one Roth IRA to Roth IRA Rollover, or one non-Roth IRA to non-Roth IRA rollover, in any year. The one-year period begins on the date that you receive the Roth IRA or non-Roth IRA distribution and not on the date it is rolled over to another Roth IRA or non-Roth IRA. A rollover contribution should not be confused with a direct transfer of Roth IRA assets from one Roth IRA custodian or trustee to another Roth IRA custodian or trustee, or from one non-Roth IRA custodian or trustee to another non-Roth IRA custodian or trustee. Such direct transfers are not considered rollover contributions, and are not subject to the one-per-year limitation.

   2. Non-Roth IRA to Roth IRA Rollover If amounts are withdrawn from a non-Roth IRA and rolled over to a Roth IRA within 60 days (see Section VI.A., above), the amount withdrawn shall be subject to regular federal income tax in the year of the withdrawal, as if no rollover had occurred. However, no 10% penalty tax will be imposed on the withdrawal, even if you are younger than age 59-1/2, and the tax rules applicable to Roth IRAs (see Section VII., below) will apply to the amounts rolled over and future earnings on those amounts.

  Amounts rolled over to your Roth IRA from a non-Roth IRA are referred to as "IRA Conversion Contributions." For any year in which you make IRA Conversion Contributions to your Roth IRA, you may not make any other types of contributions to the same Roth IRA.

  There are income limitations on the ability of an individual to engage in an IRA Conversion Contribution. An individual whose AGI exceeds $100,000 for a year may not make an IRA Conversion Contribution for the year. In addition, a married individual filing a separate tax return from his or her spouse for a year may not make an IRA Conversion Contribution for the Year, regardless of his or her AGI level.

  SPECIAL RULE FOR IRA CONVERSION CONTRIBUTIONS DURING THE YEAR 1998: IF YOU WITHDRAW AMOUNTS FROM YOUR NON-ROTH IRA DURING 1998 AND YOU MAKE IRA CONVERSION CONTRIBUTIONS WITH THOSE FUNDS BY CONTRIBUTING THEM TO A ROTH IRA, THE AMOUNT SUBJECT TO FEDERAL INCOME TAX ON ACCOUNT OF THE WITHDRAWAL WILL BE SPLIT INTO FOUR EQUAL PIECES AND TAXABLE OVER THE FOUR-YEAR PERIOD 1998-2001.

  C. Excess Contributions
     --------------------

  If you make a contribution to your Roth IRA in excess of the applicable limits, such amount is an "excess contribution." A nondeductible excise tax is imposed upon you equal to 6% of such excess contribution for the year in which the excess contribution is made, and also for each following year until it is eliminated. However, the amount of the tax for any year cannot exceed 6% of the value of your IRA as of the close of the tax year.

  You may avoid the imposition of such 6% tax if you withdraw any excess contributions from your Roth IRA before the date for filing your federal tax return for the year for which the excess contribution is made. The earnings attributable to the excess contribution must also be withdrawn and must be included in your gross income in the year for which the excess contribution was made. A timely withdrawal of the excess contributions will permit you to avoid not only the 6% excise tax but also the 10% penalty tax on premature distributions. A withdrawal of an excess contribution after the tax return filing date will avoid the 10% penalty tax on premature distributions, provided that the total contribution for the year did not exceed the maximum amount which you are allowed to contribute.

  As an alternative to withdrawing such excess contribution, you may eliminate such excess by reducing your future annual contributions below the maximum allowable amount. However, you will continue to be subject to the 6% excise tax until the excess contribution is completely eliminated.

  D. Distributions from Roth IRAs
     ----------------------------

   1. In General    Distributions from a Roth IRA will be free of regular
      ----------    federal income tax if they are -

      * received after the individual attains age 59-1/2;

      * received after the individual's death;

      * received on account of the individual being disabled; or

      * used within 120 days of receipt to pay the costs of acquiring, constructing, or reconstructing a principal residence of the recipient, or the recipient's spouse, child, grandchild or ancestor of the recipient or the recipient's spouse, and if that individual (and his or her spouse, if married) had not been a homeowner within the two-year period ending on the date the principal residence is acquired, or the construction or reconstruction commences; distributions subject to this exception are subject to a lifetime limit of $10,000.

This applies to the entire amount of any distribution, including earnings on amounts contributed to the Roth IRA.

  However, any distribution which would otherwise be free of all federal income taxes under the above rules will be subject to tax if it is made within any of the five calendar years beginning with the first year for which the individual made a contribution to a Roth IRA, including an IRA Conversion Contribution. Because amounts contributed to a Roth IRA are never taxed when they are withdrawn from the Roth IRA, only the portion of any withdrawal attributable to the earnings on the contributions will be taxable. For this purpose, amounts withdrawn from a Roth IRA will be deemed to be attributable first to contributions - and, therefore, not taxable - until all contributions are deemed to have been withdrawn. (PLEASE NOTE: AS OF JANUARY 1, 1998, LEGISLATION WAS PENDING IN CONGRESS THAT WOULD CHANGE THIS ORDERING RULE IN THE CASE OF IRA CONVERSION CONTRIBUTIONS, SUCH THAT PREMATURE WITHDRAWALS ATTRIBUTABLE TO THOSE CONTRIBUTIONS WOULD BE DEEMED TO BE ATTRIBUTABLE FIRST TO EARNINGS AND, THEREFORE TAXABLE.)

   2. EARLY WITHDRAWAL TAX Any amount withdrawn from a Roth IRA which would be subject to regular income tax under the rules described in Section VII.A., above, will also be subject to an additional tax equal to 10% of that amount, unless one of the following exceptions applies:

      * the distributions are in the form of substantially equal periodic payments over the individual's life (or life expectancy) or the joint lives (or joint life expectancy) of the individual and his or her designated beneficiary;

      * the distributions do not exceed the amount paid during the year for medical care for the individual, the individual's spouse, or the individual's dependents, to the extent such amount exceeds 7.5% of the individual's AGI for the year;

      * the distributions are made to the individual after separation from employment for the payment of health insurance premiums, provided (i) the individual has received unemployment compensation for 12 consecutive weeks under federal or state law, (ii) the distributions are made during the year in which the unemployment compensation was paid or the next year, and (iii) the distributions are not made after the individual has been reemployed for 60 days after his or her initial separation from employment; or

      * the distributions do not exceed the qualified higher education expenses of the recipient, or the recipient's spouse, child or grandchild for the year distributed; "qualified higher education expenses" include tuition, fees, books, supplies, and equipment required for the enrollment or attendance at a post-secondary educational institution, less other forms of educational assistance received by the student which are not taxable (such as certain scholarships).

   3. MINIMUM ANNUAL DISTRIBUTIONS Unlike non-Roth IRAs, the tax rules do not require that amounts be distributed from a Roth IRA starting with the year in which the individual for whom the Roth IRA is maintained attains age 70-1/2. Consequently, the tax-free build-up of earnings inside a Roth IRA may continue for as long as the individual lives.

  Roth IRAs are subject to mandatory distribution rules, however, upon the death of the individual for whom a Roth IRA is maintained. If that individual dies before the entire balance of the Roth IRA has been distributed, the balance must be distributed to the designated beneficiary either -

     * by December 31 of the fifth calendar year following the year of the individual's death; or

     * over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the individual's death.

The above rules do not apply, however, if the individual's surviving spouse is the sole designated beneficiary, in which case the spouse shall be treated as the individual for whom the Roth IRA was established and maintained.

 X. PROHIBITED TRANSACTIONS
    -----------------------

  You or your beneficiary may not participate in any transaction with your IRA which is prohibited by law. Neither you nor your beneficiary may engage in any of the following "prohibited transactions" with your IRA:

     * the sale, exchange, or lending of any property;

     * lending of money or other extension of credit;

     * furnishing of goods, services or facilities; or

     * the transfer or use of income or assets of the IRA by you or your beneficiary.

  If such transactions are engaged in, your IRA will be disqualified and will lose its tax-exempt status. Under such circumstances, your IRA will be considered to have been distributed to you, includable in your gross income, and subject to the income and additional taxes discussed above. (In the case of a Roth IRA, only the earnings on the contributions will be subject to tax.) Similarly, you may not use your IRA as security for a loan. If you do, the portion pledged as security will be treated as distributed to you in that year.


 XI. REPORTING REQUIREMENTS
     ----------------------

  If a transaction has occurred upon which a special penalty tax is imposed, such as an excess contribution, a premature distribution, or a failure to make a timely distribution, you are required to file Form 5329 with your annual income tax return for such year. Form 5329 need not be filed if the only activity for the year is the making of contributions or the distribution of permissible benefits.

 XII. IRS APPROVAL
      ------------

  This IRA is a model IRA Account which follows the IRS approved document considered by the IRS to meet the applicable requirements of the Internal Revenue Code. Therefore, the Internal Revenue Service will not issue a formal determination as to the tax qualified status of this IRA Account. Further information can be obtained from any office of the Internal Revenue Service.

  Please be aware that the Internal Revenue Service's deemed approval of a model IRA is a determination only as to the form of the IRA and does not represent a determination as to the merits of this IRA.


 XIII. IRA BALANCE
       -----------

  Each of the mutual fund shares held in your IRA has an equal interest in the assets, net investment income and capital gains of the mutual fund selected. The value of the shares is dependent upon the market values of the securities in the mutual fund's investment portfolio, which are subject to fluctuations; therefore, growth in the value of your IRA cannot be projected or guaranteed. Dividends from net investment income and capital gains distributions paid by the mutual funds selected will be reinvested in fund shares at the applicable reinvestment price as of the respective reinvestment dates and such additional shares will be credited to your IRA.


 IV. FEES, CHARGES AND COMMISSIONS
     -----------------------------

  A. IRA Custodian Fees
     ------------------

  The IRA plan fees are as follows: annual maintenance fee, $15.00; incoming transfer from prior custodian, $12.00; distribution to participant, $15.00; refund of excess contribution, $15.00; transfer to successor custodian, $15.00 automatic periodic distributions, $15.00/year per account. These fees will be charged directly to the shareholder account when the specified transactions are generated. These fees are applicable regardless of the manner in which your IRA is funded. The Custodian reserves the right to revise its fee schedule upon written notice to the IRA holder.

  B. Mutual Fund Commissions
     -----------------------

  If you fund your IRA by the direct purchase of mutual fund shares, a sales commission will be charged against your investment. Sales commission rates range from a maximum of 8.5% to 0.125% of the offering price of the fund shares. The rate applicable to an initial $1,000 contribution is 8.5%. That rate is applicable to subsequent contributions of $1,000 until the value of the fund shares in your IRA or the amount paid therefore is equal to or greater than $10,000, at which time the sales commission rate is reduced to 7.75%. Commissions at lower rates are applicable on larger purchases and on purchases under the fund's Right of Accumulation Privilege. Effective April 1, 1989 no sales commission will be charged against an investment in shares of Philadelphia Fund, Inc.

  C. Liquidation of Securities
     -------------------------

  If portfolio securities of Philadelphia Fund or Eagle Growth Shares must be liquidated to meet any repurchase or redemption, a reasonable estimate of brokerage and other costs may be deducted from the net asset value. However, neither Fund has found it necessary to exercise this privilege.

  D. Type of Contribution
     --------------------

  The charges shown under "IRA Custodian Fees", "Mutual Fund Commissions" and "Liquidation of Securities" are applicable regardless of whether your account is established by a direct contribution or a rollover contribution.

  E. Further Details
     ---------------

  Please refer to the prospectus of the fund or funds selected as your investment for further details.


 XV. FEDERAL TAX WITHHOLDING
     -----------------------

  Distributions from an IRA to the depositor or to a beneficiary are subject to Federal income tax withholding unless the depositor or beneficiary elects to have no withholding apply. The current withholding rate for IRA distributions (other than annuity payments) is 10%. Additional information concerning withholding and election forms will be available when a distribution is requested.

Form 5305-A         Individual Retirement Custodial Account
(Rev. January 1998)                                              DO NOT File
                         (Under section 408(a) of the             With the
                            Internal Revenue Code)                Internal
Department of the Treasury                                     Revenue Service
Internal Revenue Service
______________________________________________________________________________
Name of depositor     | Date of birth of depositor    | Identifying number
                      |                               | (see instructions)
                      |                               |
______________________|_______________________________|_______________________
Address of depositor                                  |
                                                      | Check if Amendment.>[]
______________________________________________________|_______________________
Name of custodian     | Address or principal place of business of custodian
                      |
______________________|_______________________________________________________

  The depositor whose name appears above is establishing an individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

  The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.

  The depositor has assigned the custodial account _________________ dollars ($________) in cash.

  The depositor and the custodian make the following agreement:
______________________________________________________________________________

                                   Article I

  The custodian may accept additional cash contributions on behalf of the depositor for a tax year of the depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

                                  Article II

  The depositor's interest in the balance in the custodial account is nonforfeitable.

                                  Article III

  1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

  2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                  Article IV

  1. Notwithstanding any provision of this agreement to the contrary, the distribution of the depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

  2. Unless otherwise elected by the time distributions are required to begin to the depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

  3. The depositor's entire interest in the custodial account must be, or begin to be, distributed by the depositor's required beginning date, April 1 following the calendar year end in which the depositor reaches age 70 1/2. By that date, the depositor may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

  (a) A single sum payment.

  (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the depositor.

  (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the depositor and his or her designated beneficiary.

  (d) Equal or substantially equal annual payments over a specified period that may not be longer than the depositor's life expectancy.

  (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the depositor and his or her designated beneficiary.

  4. If the depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

  (a) If the depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

  (b) If the depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either

  (i) Be distributed by the December 31 of the year containing the fifth anniversary of the depositor's death, or

  (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the depositor's death. If, however, the beneficiary is the depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the depositor would have reached age 70 1/2.

  (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the depositor's required beginning date, even though payments may actually have been made before that date.

  (d) If the depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
______________________________________________________________________________
                                Cat. No. 11820G        Form 5305-A (Rev. 1-98)


Form 5305-A (Rev. 1-98)                                                Page 2
______________________________________________________________________________

  5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the depositor (or the joint life and last survivor expectancy of the depositor and the depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the depositor and designated beneficiary as of their birthdays in the year the depositor reaches age 70 1/2 . In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

  6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   Article V

  1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

  2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                  Article VI

  Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                  Article VII

  This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

______________________________________________________________________________

NOTE: The following space (Article VIII) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.
______________________________________________________________________________

                                 Article VIII

 ARTICLES VIII THROUGH XXIII ARE SET FORTH IN APPENDIX "A" TO THIS AGREEMENT, WHICH ARTICLES ARE HEREBY INCORPORATED BY REFERENCE.

______________________________________________________________________________

Depositor's signature ________________________________Date _________________

Custodian's signature ________________________________Date _________________

Witness'signature     ______________________________________________________
  (Use only if signature of the depositor or the custodian is required to be witnessed.)
______________________________________________________________________________

                             GENERAL INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

                                PURPOSE OF FORM

NOTE: Users of the October 1992 revision of Form 5305-A are not required to use the January 1998 revision of the form.

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (depositor) and the custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the depositor or his or her beneficiaries.

  Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

  Do not file Form 5305-A with the IRS.  Instead, keep it for your records.

  For more information on IRAs, including the required disclosures the custodian must give the depositor, see PUB. 590, Individual Retirement Arrangements (IRAs).

                                  DEFINITIONS

CUSTODIAN. The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

DEPOSITOR. The depositor is the person who establishes the custodial account.

                              IDENTIFYING NUMBER

The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number (EIN) is required only for an IRA for which a return is filed to report unrelated business taxable income. An EIN is required for a common fund created for IRAs.

                           IRA FOR NONWORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

  Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

                             SPECIFIC INSTRUCTIONS

Article IV. Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII. Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: Form 5305-A may be reproduced and reduced in size.
______________________________________________________________________________

                           EAGLE GROWTH SHARES, INC.
                            PHILADELPHIA FUND, INC.
                         INDIVIDUAL RETIREMENT ACCOUNT
                     ------------------------------------

                                 APPENDIX "A"
             ADDITIONS TO INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
                                 (FORM 5305-A)

                                 ARTICLE VIII


 All Contributions to the custodial account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares (hereinafter referred to as "Fund Shares") of Eagle Growth Shares, Inc., Philadelphia Fund, Inc. and any other mutual funds for which Baxter Financial Corporation (the "Sponsor") acts as the principal distributor or investment advisor and Star Bank, N.A. acts as custodian and American Data Services acts as transfer agent (a "Fund" or "Funds"). Except in the case of rollover contributions or employer contributions to a simplified employee pension plan as described in Article I, the Depositor shall not deposit in any tax year an amount in excess of the lesser of one hundred percent (100%) of the compensation includable in his/her gross income or Two Thousand and 00/100 Dollars ($2,000), and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit, and earnings if any, thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on the behalf of the Depositor to the Custodian for deposit in the custodial account no later than the due date for filing the Depositor's tax return for such taxable year (excluding extensions), or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I, the Depositor hereby certifies that the source of the contribution qualifies the contribution as such, that no portion thereof consists of any amount considered to have been previously contributed by the Depositor as an employee (other than "deductible employee contributions" as defined in Section 72(o)(5) of the Code), that the contribution is being made to the custodial account no later than sixty (60) days after receipt by the Depositor of the distribution giving rise to the rollover contribution, that no previous rollover contribution has been made by the Depositor to or from another individual retirement account or annuity within one (1) year of the date of the rollover contribution and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

 Fund Shares held in the custodial account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of the assets held in the custodial account. All dividends and capital gains distributions received on Fund Shares held in the Depositor's account shall, unless received in additional shares, be reinvested in shares of the Fund paying such dividends and distributions, which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 The Custodian shall forward to the Depositor any Fund notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such shares. The Custodian shall not vote any of the shares of the Fund held in the account except in accordance with the written instructions of the Depositor.

                                  ARTICLE IX

 The Custodian shall from time to time, subject to the provisions of Article
IV and V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. Notwithstanding the foregoing, upon the Depositor's death the distribution rules set forth in Article IV will not apply if the Depositor's spouse is the beneficiary and he or she elects to treat the account as his or her own IRA. In such case, such spouse will be deemed to be the Depositor under this Agreement. Unless the Depositor dies, is disabled (as defined in Section 72(m) of the Code), or reaches age 59 1/2, a declaration of the Depositor's intention as to the disposition of an amount distributed from the custodial account shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

                                   ARTICLE X

 If the Depositor is disabled (as defined in Section 72(m) of the Code) all or a portion of the balance in the custodial account may be distributed to him/her as soon as practicable after the Custodian receives written notice of the Depositor's disability and a written request for distribution. The Custodian may require such proof of disability as it deems necessary prior to the time that amounts are distributed to the Depositor on account of such disability.

                                  ARTICLE XI

 The Depositor may designate and redesignate his/her beneficiary or beneficiaries on a form satisfactory to the Custodian and provided by the Fund for such purpose. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the custodial account of the Depositor as provided in Paragraph 4 of Article IV. Unless otherwise provided in the designation of beneficiary form, amounts payable by reason of the Depositor's death will be paid only to the primary beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such non-surviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the balance in the Custodial Account of the Depositor shall be paid to the legal representative of the estate of the Depositor.

                                  ARTICLE XII

 Depositor acknowledges that he or she has read the information distributed to him or her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals, and the Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his or her own decision, including but not limited to excise taxes and penalties.
Any taxes which may be imposed upon the custodial account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the custodial account.

                                 ARTICLE XIII

 If, within sixty (60) days after the mailing by the Custodian to the Depositor of a report pursuant to Paragraph 2 of Article V, the Depositor has not given the Custodian written notice of any exception or objection thereto, such report shall be deemed to have been approved in its entirety and in such case, or upon written approval of the Depositor, the Custodian shall be released, relieved, and discharged with respect to ail matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

                                  ARTICLE XIV

 The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In

                                       2

performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and delegate discretionary powers to, and rely upon information and advice furnished by such agents, experts and attorneys.

                                  ARTICLE XV

 No interest right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law.

                                  ARTICLE XVI

 The Depositor hereby delegates to the Custodian the power to amend this agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

                                 ARTICLE XVII

 This account and this Agreement may be terminated at any time by the Depositor by written instrument delivered to the Custodian. In addition, in the event that either (a) all of the Funds available for investment hereunder are liquidated or otherwise terminated or (b) the Sponsor of this individual retirement account ceases to act as such without a successor assuming the duties of the Sponsor, the account and this Agreement shall be terminated and the assets thereof shall be delivered to the Depositor unless prior to such payment the Depositor provides written instructions to the Custodian to transfer such proceeds to the trustee or custodian of another individual retirement account.

                                 ARTICLE XVIII

 The Custodian may resign without liability, cost or expense of any kind, upon written notice furnished by the Custodian to the Depositor, such resignation to be effective the thirtieth (30th) day following the mailing to the Depositor of such notice. The Depositor or the Sponsor may remove the Custodian upon thirty (30) days' written notice to that effect to the Custodian. Upon such resignation or removal, the Depositor or the Sponsor, as the case may be, shall appoint a successor custodian. Any successor custodian shall satisfy the requirements of Section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall deliver the assets of the custodial account to the successor custodian. In the event that the Depositor or the Sponsor, as the case may be, fails to appoint a successor custodian within 30 days of the mailing of the notice of resignation or removal, the Custodian shall terminate the account and pay the proceeds to the Depositor. Notwithstanding the foregoing, the Custodian may reserve such assets of the custodial account as it may deem necessary for the payment of all of its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the custodial account or on or against the Custodian and where necessary may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over by the Custodian to a successor custodian or, if the Depositor or the Sponsor, as the case may be, has failed to appoint a successor custodian, to the Depositor.

                                  ARTICLE XIX

 Any notice herein required or permitted to be given to the Custodian shall not be effective unless it is mailed to and actually received by the Custodian at the address specified in the custodial account application or at such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement. Any notice herein required or permitted to be given to the Depositor shall be mailed to the Depositor at the Depositor's residence address specified in the custodial account application or at such other address as he/she shall provide the Custodian from time to time in writing stating that such other address shall be used for purposes of this Agreement, and any such notice shall be deemed accepted by the

                                       3

Depositor at the time it is mailed. Depositor and his/her beneficiaries will be bound by the last address furnished to the Custodian by the Depositor or his/her beneficiary.

                                  ARTICLE XX

 The Depositor shall be fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal commencing no later than April 1st following the calendar year in which he/she attains the age of seventy and one-half (70-1/2) or for any year thereafter.

                                  ARTICLE XXI

 The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in the county in which the Custodian maintains its principal place of business.

                                 ARTICLE XXII

 This Agreement and the custodial account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the custodial account shall be deemed to take place in the Commonwealth of Massachusetts.

                                 ARTICLE XXIII

 Except for any excise taxes required by the Code to be paid by the Depositor, any income tax or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the custodial account shall be paid from the assets of the custodial account. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the custodial account, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall be paid from the assets of the custodial account.

 The Custodian shall be entitled to receive and may charge against the Depositor's custodial account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

Form 5305-RA      Roth Individual Retirement Custodial Account
(January 1998)                                                   DO NOT File
                          (Under section 408A of the              With the
                            Internal Revenue Code)                Internal
Department of the Treasury                                     Revenue Service
Internal Revenue Service
______________________________________________________________________________
Name of depositor     | Date of birth of depositor    | Social security number
                      |                               |      |      |
______________________|_______________________________|______|______|_________
Address of depositor                                  | Check if Roth
                                                      | Conversion IRA     >[]
                                                      | Check if Amendment.>[]
______________________________________________________|_______________________
Name of custodian     | Address or principal place of business of custodian
                      |
______________________|_______________________________________________________

  The depositor whose name appears above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

  The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.

  The depositor assigned the custodial account $__________________

  The depositor and the custodian make the following agreement:

______________________________________________________________________________

                                   Article I

  1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

  2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                  Article II

  The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                  Article III

  The depositor's interest in the balance in the custodial account is nonforfeitable.

                                  Article IV

  1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

  2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   Article V

  1. If the depositor dies before his or her entire interest is distributed to him or her and the depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

  (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

  (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death.

  If distributions do not begin by the date described in (b), distribution method (a) will apply.

  2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

  3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                  Article VI

  1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

  2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

______________________________________________________________________________
                                Cat. No. 25094Y            Form 5305-RA (1-98)

Form 5305-RA (1-98)                                                    Page 2
_____________________________________________________________________________

                                  Article VII

  Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                 Article VIII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

______________________________________________________________________________

NOTE: The following space (Article IX) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.
______________________________________________________________________________

                                  ARTICLE IX

ARTICLES IX THROUGH XXII ARE SET FORTH IN APPENDIX "A" TO THIS AGREEMENT, WHICH ARTICLES ARE HEREBY INCORPORATED BY REFERENCE.

______________________________________________________________________________


Depositor's signature ________________________________ Date _________________

Custodian's signature ________________________________ Date _________________

Witness' signature    ________________________________ Date _________________

  (Use only if signature of the depositor or the custodian is required to be witnessed.)
______________________________________________________________________________

                             GENERAL INSTRUCTIONS

SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

                                PURPOSE OF FORM

Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement account (Roth IRA) is established after the form is fully executed by both the individual (depositor) and the custodian. This account must be created in the United States for the exclusive benefit of the depositor or his or her beneficiaries.

  Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

  Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the depositor's gross income; and distributions after 5 years that are made when the depositor is 59 1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the depositor can get from the custodian, see PUB. 590, Individual Retirement Arrangements (IRAs).


  This Roth IRA can be used by a despositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the depositor; or (2) if designated as a Roth Conversion IRA (by checking the box on page 1), only IRA Conversion Contributions for the same tax year.

  To simplify the identification of funds distributed from Roth IRAs, depositors are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

                                  DEFINITIONS

ROTH CONVERSION IRA.     A Roth Conversion IRA is a Roth IRA that accepts only
IRA Conversion Contributions made during the same tax year.

IRA CONVERSION CONTRIBUTIONS.    IRA Conversion Contributions are amounts
rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

CUSTODIAN.    The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

DEPOSITOR.    The depositor is the person who establishes the custodial
account.

                             SPECIFIC INSTRUCTIONS

ARTICLE I. The depositor may be subject to a 6 percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the depositor have been made for the same tax year, (2) the depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The depositor should see the disclosure statement or Pub. 590 for more information.

ARTICLE IX. - Article IX and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: FORM 5305-RA MAY BE REPRODUCES AND REDUCED IN SIZE FOR ADAPTION TO PASSBOOK PURPOSES.
______________________________________________________________________________

                           EAGLE GROWTH SHARES, INC.
                            PHILADELPHIA FUND, INC.
                         INDIVIDUAL RETIREMENT ACCOUNT
                       ---------------------------------

                                 APPENDIX "A"
           ADDITIONS TO ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
                                (FORM 5305-RA)

                                  ARTICLE IX

 All Contributions to the custodial account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares (hereinafter referred to as "Fund Shares") of Eagle Growth Shares, Inc., Philadelphia Fund, Inc. and any other mutual funds for which Baxter Financial Corporation (the "Sponsor") acts as the principal distributor or investment advisor and Star Bank, N.A. acts as custodian and American Data Services acts as transfer agent (a "Fund" or "Funds"). Except in the case of rollover contributions as described in Article I, the Depositor shall not deposit in any tax year an amount in excess of the lesser of one hundred percent (100%) of the compensation includable in his/her gross income or Two Thousand and 00/100 Dollars ($2,000), and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit, and earnings if any, thereon.
Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on the behalf of the Depositor to the Custodian for deposit in the custodial account no later than the due date for filing the Depositor's tax return for such taxable year (excluding extensions), or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I, the Depositor hereby certifies that the source of the contribution qualifies the contribution as such, that the contribution is being made to the custodial account no later than sixty (60) days after receipt by the Depositor of the distribution giving rise to the rollover contribution, that no previous rollover contribution has been made by the Depositor to or from another Roth individual retirement account or annuity within one (1) year of the date of the rollover contribution and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

 Fund Shares held in the custodial account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of the assets held in the custodial account. All dividends and capital gains distributions received on Fund Shares held in the Depositor's account shall, unless received in additional shares, be reinvested in shares of the Fund paying such dividends and distributions, which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 The Custodian shall forward to the Depositor any Fund notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such shares. The Custodian shall not vote any of the shares of the Fund held in the account except in accordance with the written instructions of the Depositor.

                                   ARTICLE X

 The Custodian shall from time to time, subject to the provisions of Article V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. Notwithstanding the foregoing, upon the Depositor's death the distribution rules set forth in Article V will not apply if the Depositor's spouse is the beneficiary. In such case, such spouse will be deemed to be the Depositor under this Agreement. Unless the Depositor dies, is disabled (as defined in Section 72(m) of the Code), or reaches age 59 1/2, a declaration of the Depositor's intention as to the disposition of an amount distributed from the custodial account shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

                                  ARTICLE XI

 If the Depositor is disabled (as defined in Section 72(m) of the Code) all or a portion of the balance in the custodial account may be distributed to him/her as soon as practicable after the Custodian receives written notice of the Depositor's disability and a written request for distribution. The Custodian may require such proof of disability as it deems necessary prior to the time that amounts are distributed to the Depositor on account of such disability.

                                  ARTICLE XII

 The Depositor may designate and redesignate his/her beneficiary or beneficiaries on a form satisfactory to the Custodian and provided by the Fund for such purpose. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the custodial account of the Depositor as provided in Paragraph 1 of Article V. Unless otherwise provided in the designation of beneficiary form, amounts payable by reason of the Depositor's death will be paid only to the primary beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such non-surviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the balance in the Custodial Account of the Depositor shall be paid to the legal representative of the estate of the Depositor.

                                 ARTICLE XIII

 Depositor acknowledges that he or she has read the information distributed to him or her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals, and the Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his or her own decision, including but not limited to excise taxes and penalties.
Any taxes which may be imposed upon the custodial account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the custodial account.

                                  ARTICLE XIV

 If, within sixty (60) days after the mailing by the Custodian to the Depositor of a report pursuant to Paragraph 2 of Article VI, the Depositor has not given the Custodian written notice of any exception or objection thereto, such report shall be deemed to have been approved in its entirety and in such case, or upon written approval of the Depositor, the Custodian shall be released, relieved, and discharged with respect to ail matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

                                  ARTICLE XV

 The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and delegate discretionary powers to, and rely upon information and advice furnished by such agents, experts and attorneys.

                                  ARTICLE XVI

 No interest right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law.

                                 ARTICLE XVII

 The Depositor hereby delegates to the Custodian the power to amend this agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

                                ARTICLE XVIII

 This account and this Agreement may be terminated at any time by the Depositor by written instrument delivered to the Custodian. In addition, in the event that either (a) all of the Funds available for investment hereunder are liquidated or otherwise terminated or (b) the Sponsor of this individual retirement account ceases to act as such without a successor assuming the duties of the Sponsor, the account and this Agreement shall be terminated and the assets thereof shall be delivered to the Depositor unless prior to such payment the Depositor provides written instructions to the Custodian to transfer such proceeds to the trustee or custodian of another individual retirement account.

                                  ARTICLE XIX

 The Custodian may resign without liability, cost or expense of any kind, upon written notice furnished by the Custodian to the Depositor, such resignation to be effective the thirtieth (30th) day following the mailing to the Depositor of such notice. The Depositor or the Sponsor may remove the Custodian upon thirty (30) days' written notice to that effect to the Custodian. Upon such resignation or removal, the Depositor or the Sponsor, as the case may be, shall appoint a successor custodian. Any successor custodian shall satisfy the requirements of Section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall deliver the assets of the custodial account to the successor custodian. In the event that the Depositor or the Sponsor, as the case may be, fails to appoint a successor custodian within 30 days of the mailing of the notice of resignation or removal, the Custodian shall terminate the account and pay the proceeds to the Depositor. Notwithstanding the foregoing, the Custodian may reserve such assets of the custodial account as it may deem necessary for the payment of all of its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the custodial account or on or against the Custodian and where necessary may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over by the Custodian to a successor custodian or, if the Depositor or the Sponsor, as the case may be, has failed to appoint a successor custodian, to the Depositor.

                                  ARTICLE XX

 Any notice herein required or permitted to be given to the Custodian shall not be effective unless it is mailed to and actually received by the Custodian at the address specified in the custodial account application or at such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement. Any notice herein required or permitted to be given to the Depositor shall be mailed to the Depositor at the Depositor's residence address specified in the custodial account application or at such other address as he/she shall provide the Custodian from time to time in writing stating that such other address shall be used for purposes of this Agreement, and any such notice shall be deemed accepted by the Depositor at the time it is mailed. Depositor and his/her beneficiaries will be bound by the last address furnished to the Custodian by the Depositor or his/her beneficiary.

                                 ARTICLE XXI

 The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in the county in which the Custodian maintains its principal place of business.

                                 ARTICLE XXII

 This Agreement and the custodial account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the custodial account shall be deemed to take place in the Commonwealth of Massachusetts.

                                 ARTICLE XXIII

 Except for any excise taxes required by the Code to be paid by the Depositor, any income tax or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the custodial account shall be paid from the assets of the custodial account. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the custodial account, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall be paid from the assets of the custodial account.

 The Custodian shall be entitled to receive and may charge against the Depositor's custodial account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

Form 5305-SA      SIMPLE Individual Retirement Custodial Account
(Rev. January 1998)                                              DO NOT File
                         (Under section 408(p) of the             With the
                            Internal Revenue Code)                Internal
Department of the Treasury                                     Revenue Service
Internal Revenue Service
______________________________________________________________________________
Name of participant   | Date of birth of participant  | Social security number
                      |                               |      |      |
______________________|_______________________________|______|______|_________
Address of participant                                | Check if transfer
                                                      | SIMPLE IRA  . . . .>[]
                                                      | Check if amendment.>[]
______________________________________________________|_______________________
Name of custodian     | Address or principal place of business of custodian
                      |
______________________|_______________________________________________________

  The participant whose name appears above is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) to provide for his or her retirement and for the support of his or her beneficiaries after death.

  The custodian named above has given the participant the disclosure statement required under Regulations section 1.408-6.

  The participant and the custodian make the following agreement:
______________________________________________________________________________

                                   Article I

  The custodian will accept cash contributions made on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the custodian.

                                  Article II

  The participant's interest in the balance in the custodial account is nonforfeitable.

                                  Article III

  1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

  2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                  Article IV

  1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

  2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

  3. The participant's entire interest in the custodial account must be, or begin to be, distributed by the participant's required beginning date (April 1 following the calendar year end in which the participant reaches age 70 1/2). By that date, the participant may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

  (a) A single sum payment.

  (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.

  (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.

  (d) Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.

  (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

  4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

  (a) If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

  (b) If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of the beneficiary or beneficiaries, either

  (i) Be distributed by the December 31 of the year containing the fifth anniversary of the participant's death, or

  (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have reached age 70 1/2.

  (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date.

  (d) If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
_____________________________________________________________________________
                                Cat. No. 23698C       Form 5305-SA (Rev. 1-98)


Form 5305-SA (Rev. 1-98)                                               Page 2
______________________________________________________________________________

  5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the participant reaches age 70 1/2 . In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

  6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   Article V

  1. The participant agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

  2. The custodian agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

  3. The custodian also agrees to provide the participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                  Article VI

  Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and the related regulations will be invalid.

                                  Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.
______________________________________________________________________________

NOTE: The following space (Article VIII) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.
______________________________________________________________________________

                                 Article VIII

ARTICLES VIII THROUGH XXIII ARE SET FORTH IN APPENDIX "A" TO THIS AGREEMENT, WHICH ARTICLES ARE HEREBY INCORPORATED BY REFERENCE.

______________________________________________________________________________

Participant's signature ___________________________ Date_____________________
     (If an individual other than the participant signs this form for the participant, indicate the individual's relationship to the participant.)

Custodian's signature _____________________________ Date_____________________

Witness' signature __________________________________________________________
 (Use only if signature of the participant or the custodian is required to be witnessed.)
______________________________________________________________________________

                             GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

                                PURPOSE OF FORM

NOTE: Users of the December 1996 version of Form 5305-SA are not required to use the January 1998 revision of this form.

  Form 5305-SA is a model custodial account agreement that meets the requirements of sections 408(a) and 408(p) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (participant) and the custodian. This account must be created in the United States for the exclusive benefit of the participant or his or her beneficiaries.

  Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

  Do not file Form 5305-SA with the IRS.  Instead, keep it for your records.

  For more information on IRAs, including the required disclosures the custodian must give the participant, see PUB. 590, Individual Retirement Arrangements (IRAs).

                                 DEFINITIONS

PARTICIPANT.    The participant is the person who establishes the custodial account.

CUSTODIAN.      The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

                              TRANSFER SIMPLE IRA

This SIMPLE IRA is a "transfer SIMPLE IRA" if it is not the original recipient of contributions under any SIMPLE plan. The summary description requirements of section 408(l)(2) do not apply to transfer SIMPLE IRAs.

                             SPECIFIC INSTRUCTIONS

ARTICLE IV. Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the participant reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII. Article VIII and any that follow it may incorporate additional provisions that are agreed to by the participant and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the participant, etc. Use additional pages if necessary and attach them to this form.

NOTE: FORM 5305-SA MAY BE REPRODUCED AND REDUCED IN SIZE.
______________________________________________________________________________

                           EAGLE GROWTH SHARES, INC.
                            PHILADELPHIA FUND, INC.
                         INDIVIDUAL RETIREMENT ACCOUNT
                      ----------------------------------

                                 APPENDIX "A"
          ADDITIONS TO SIMPLE INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
                                (FORM 5305-SA)


                                 ARTICLE VIII

 All Contributions to the custodial account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares (hereinafter referred to as "Fund Shares") of Eagle Growth Shares, Inc., Philadelphia Fund, Inc. and any other mutual funds for which Baxter Financial Corporation (the "Sponsor") acts as the principal distributor or investment advisor and Star Bank, N.A. acts as custodian and American Data Services acts as transfer agent (a "Fund" or "Funds"). Only those contributions described in Article I may be made to the custodial account, and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit, and earnings if any, thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on the behalf of the Depositor to the Custodian for deposit in the custodial account no later than the due date for filing the Depositor's tax return for such taxable year (excluding extensions), or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I, the Depositor hereby certifies that the source of the contribution qualifies the contribution as such, that the contribution is being made to the custodial account no later than sixty
(60) days after receipt by the Depositor of the distribution giving rise to the rollover contribution, that no previous rollover contribution has been made by the Depositor to or from another SIMPLE individual retirement account or annuity within one (1) year of the date of the rollover contribution and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

 Fund Shares held in the custodial account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of the assets held in the custodial account. All dividends and capital gains distributions received on Fund Shares held in the Depositor's account shall, unless received in additional shares, be reinvested in shares of the Fund paying such dividends and distributions, which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 The Custodian shall forward to the Depositor any Fund notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such shares. The Custodian shall not vote any of the shares of the Fund held in the account except in accordance with the written instructions of the Depositor.

                                  ARTICLE IX

 The Custodian shall from time to time, subject to the provisions of Article IV and V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. Notwithstanding the foregoing, upon the Depositor's death the distribution rules set forth in Article IV will not apply if the Depositor's spouse is the beneficiary and he or she elects to treat the account as his or her own IRA. In such case, such spouse will be deemed to be the Depositor under this Agreement. Unless the Depositor dies, is disabled (as defined in Section 72(m) of the Code), or reaches age 59 1/2, a declaration of the Depositor's intention as to the disposition of an amount distributed from the custodial account shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

                                   ARTICLE X

 If the Depositor is disabled (as defined in Section 72(m) of the Code) all or a portion of the balance in the custodial account may be distributed to him/her as soon as practicable after the Custodian receives written notice of the Depositor's disability and a written request for distribution. The Custodian may require such proof of disability as it deems necessary prior to the time that amounts are distributed to the Depositor on account of such disability.

                                  ARTICLE XI

 The Depositor may designate and redesignate his/her beneficiary or beneficiaries on a form satisfactory to the Custodian and provided by the Fund for such purpose. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the custodial account of the Depositor as provided in Paragraph 4 of Article IV. Unless otherwise provided in the designation of beneficiary form, amounts payable by reason of the Depositor's death will be paid only to the primary beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such non-surviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the balance in the Custodial Account of the Depositor shall be paid to the legal representative of the estate of the Depositor.

                                  ARTICLE XII

 Depositor acknowledges that he or she has read the information distributed to him or her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals, and the Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his or her own decision, including but not limited to excise taxes and penalties.
Any taxes which may be imposed upon the custodial account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the custodial account.

                                 ARTICLE XIII

 If, within sixty (60) days after the mailing by the Custodian to the Depositor of a report pursuant to Paragraph 2 of Article V, the Depositor has not given the Custodian written notice of any exception or objection thereto, such report shall be deemed to have been approved in its entirety and in such case, or upon written approval of the Depositor, the Custodian shall be released, relieved, and discharged with respect to ail matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

                                  ARTICLE XIV

 The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and delegate discretionary powers to, and rely upon information and advice furnished by such agents, experts and attorneys.

                                       2

                                  ARTICLE XV

 No interest right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law.

                                  ARTICLE XVI

 The Depositor hereby delegates to the Custodian the power to amend this agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

                                 ARTICLE XVII

 This account and this Agreement may be terminated at any time by the Depositor by written instrument delivered to the Custodian. In addition, in the event that either (a) all of the Funds available for investment hereunder are liquidated or otherwise terminated or (b) the Sponsor of this individual retirement account ceases to act as such without a successor assuming the duties of the Sponsor, the account and this Agreement shall be terminated and the assets thereof shall be delivered to the Depositor unless prior to such payment the Depositor provides written instructions to the Custodian to transfer such proceeds to the trustee or custodian of another individual retirement account.

                                 ARTICLE XVIII

 The Custodian may resign without liability, cost or expense of any kind, upon written notice furnished by the Custodian to the Depositor, such resignation to be effective the thirtieth (30th) day following the mailing to the Depositor of such notice. The Depositor or the Sponsor may remove the Custodian upon thirty (30) days' written notice to that effect to the Custodian. Upon such resignation or removal, the Depositor or the Sponsor, as the case may be, shall appoint a successor custodian. Any successor custodian shall satisfy the requirements of Section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall deliver the assets of the custodial account to the successor custodian. In the event that the Depositor or the Sponsor, as the case may be, fails to appoint a successor custodian within 30 days of the mailing of the notice of resignation or removal, the Custodian shall terminate the account and pay the proceeds to the Depositor. Notwithstanding the foregoing, the Custodian may reserve such assets of the custodial account as it may deem necessary for the payment of all of its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the custodial account or on or against the Custodian and where necessary may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over by the Custodian to a successor custodian or, if the Depositor or the Sponsor, as the case may be, has failed to appoint a successor custodian, to the Depositor.

                                  ARTICLE XIX

 Any notice herein required or permitted to be given to the Custodian shall not be effective unless it is mailed to and actually received by the Custodian at the address specified in the custodial account application or at such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement. Any notice herein required or permitted to be given to the Depositor shall be mailed to the Depositor at the Depositor's residence address specified in the custodial account application or at such other address as he/she shall provide the Custodian from time to time in writing stating that such other address shall be used for purposes of this Agreement, and any such notice shall be deemed accepted by the Depositor at the time it is mailed. Depositor and his/her beneficiaries will be bound by the last address furnished to the Custodian by the Depositor or his/her beneficiary.

                                  ARTICLE XX

 The Depositor shall be fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal commencing no later than April 1st following the calendar year in which he/she attains the age of seventy and one-half (70-1/2) or for any year thereafter.

                                  ARTICLE XXI

 The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in the county in which the Custodian maintains its principal place of business.

                                 ARTICLE XXII

 This Agreement and the custodial account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the custodial account shall be deemed to take place in the Commonwealth of Massachusetts.

                                 ARTICLE XXIII

 Except for any excise taxes required by the Code to be paid by the Depositor, any income tax or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the custodial account shall be paid from the assets of the custodial account. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the custodial account, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall be paid from the assets of the custodial account.

 The Custodian shall be entitled to receive and may charge against the Depositor's custodial account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

                                       4